UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

Kernel Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39983	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Madison Avenue, 8th Floor - Suite 8078 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 908-2659

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share $0.0001 par value, and one-half of one redeemable warrant	KRNLU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the unit	KRNL	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	KRNLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Trust Agreement

On February 5, 2021, Kernel Group Holdings, Inc., a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “Offering”). In connection therewith, the Company entered into an Investment Management Trust Agreement, dated February 5, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”). The form of the Trust Agreement was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-252105) for the Offering.

On February 1, 2024, at 9:00 a.m. ET, the Company held an extraordinary general meeting of its shareholders at https://agm.issuerdirect.com/krnl, pursuant to due notice (the “Shareholders Meeting”). At the Shareholders Meeting, the Company’s shareholders entitled to vote at the meeting cast their votes and approved a proposal to amend the Trust Agreement to conform the procedures in the Trust Agreement by which the Company may extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination to the procedures in an amendment to the Company’s Amended and Restated Memorandum and Articles of Association which was also approved by the Company’s shareholders at the meeting and which is described under Item 5.03 below, which description is incorporated herein by reference.

The foregoing summary of the amendment to the Trust Agreement is qualified by the full text of the Amendment No. 3 to Investment Trust Agreement dated February 1, 2024 by and between the Company and Continental included as Exhibit 10.1 hereto, which is incorporated herein by reference.

Amendment to Business Combination Agreement

As previously announced, on March 3, 2023, the Company entered into a Business Combination Agreement, as amended by that certain First Amendment to the Business Combination Agreement, dated August 29, 2023 and that certain Second Amendment to the Business Combination Agreement, dated January 16, 2024, (the “Business Combination Agreement”) with AIRO Group, Inc., a Delaware corporation (“ParentCo”), Kernel Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ParentCo (“Kernel Merger Sub”), AIRO Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of ParentCo (“AIRO Merger Sub”), VKSS Capital, LLC, a Delaware limited liability company, in the capacity as the representative for the stockholders of the Company and ParentCo (the “ParentCo Representative”) and also in the capacity as the Company’s sponsor, Dr. Chirinjeev Kathuria, in the capacity as the representative for the AIRO Group Holdings stockholders (the “Seller Representative”), and AIRO Group Holdings, Inc., a Delaware corporation (“AIRO Group Holdings”). ParentCo, the Company, Kernel Merger Sub, AIRO Merger Sub, ParentCo Representative, Seller Representative and AIRO Group Holdings are collectively referred to as the “Parties” and each a “Party.” Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in the Business Combination Agreement.

On February 5, 2024, the Parties entered into the Third Amendment to the Business Combination Agreement (the “Third Amendment”). The Third Amendment amends the Business Combination Agreement to delete Section 7.1(g) of the Business Combination Agreement, which requires Kernel to have at least $5,000,001 of net tangible assets at Closing (as defined in the Business Combination Agreement).

The foregoing summary of the Third Amendment is qualified by the full text of the Third Amendment dated February 5, 2024 by and between the Parties included as Exhibit 2.1 hereto, which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 5, 2024, the Company received a notice from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), trading of the Company’s securities on The Nasdaq Capital Market would be suspended at the opening of business on February 14, 2024, due to the Company’s non-compliance with Nasdaq IM-5101-2, which requires that a special purpose acquisition company complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. The Company intends to timely request a hearing before the Panel to request sufficient time to complete its previously disclosed proposed business combination with AIRO Group Holdings. The hearing request will result in a stay of any suspension or delisting action pending the hearing. There can be no assurance that the Company will be able to satisfy Nasdaq’s continued listing requirements, regain compliance with Nasdaq IM-5101-2, and maintain compliance with other Nasdaq listing requirements.

Item 3.03. Material Modification to Rights of Security Holders.

Amendment of Memorandum and Articles of Association

As described in Item 5.03 below, which description is incorporated herein by reference, the shareholders of the Company approved the Amendment to the Amended and Restated Articles of Association of the Company at the February 1, 2024 Shareholders Meeting, and the Company subsequently filed the Amendment to the Amended and Restated Articles of Association with the Cayman Islands Registrar.

Item 5.03. Articles of Incorporation or Bylaws.

The shareholders of the Company approved the Amendment to the Amended and Restated Memorandum and Articles of Association of the Company (the “Charter Amendment”) at the February 1, 2024 Shareholders Meeting, changing the structure and cost of the Company’s right to extend the date (the “Termination Date”) by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s Class A ordinary shares included as part of the units sold in the Company’s initial public offering that closed on February 5, 2021 (the “IPO”) which is currently February 5, 2024 unless extended.

The Charter Amendment allows the Company to extend the Termination Date by up to six (6) one-month extensions to August 5, 2024 (each of which we refer to as an “Extension”, and such later date, the “Extended Deadline”) provided that if any Extended Deadline ends on a day that is not a business day, such Extended Deadline will be automatically extended to the next succeeding business day.

Following receipt of shareholder approval of the Charter Amendment and the Trust Amendment, the Company filed the Amendment to the Amended and Restated Articles of Association with Cayman Islands Registrar. The foregoing summary is qualified by the full text of the Amendment to the Amended and Restated Articles of Association is included as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 1, 2024, at 9:00 a.m. ET, the Company held an extraordinary general meeting of its shareholders at https://agm.issuerdirect.com/krnl, pursuant to due notice. On the record date of January 2, 2024, the Company had 6,315,949 Class A ordinary shares (the “Public Shares”) and 7,618,750 Class B ordinary shares (together with the Public Shares, the “Ordinary Shares”) entitled to vote at the Shareholders Meeting. At the Shareholders Meeting, holders of the Company’s Ordinary Shares (the “Shareholders”) voted on two of the three proposals presented, the Extension Amendment Proposal and the Trust Amendment Proposal, each as described in the proxy statement dated January 18, 2024. The Shareholders entitled to vote at the general meeting cast their votes as described below:

Proposal 1- Extension Amendment Proposal

The Shareholders approved the proposal (the “Extension Amendment Proposal”) to change the structure and cost of the Company’s right to extend the date by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s Class A ordinary shares included as part of the units sold in the Company’s IPO from February 5, 2024, by up to six (6) one-month extensions to August 5, 2024 provided that if any Extended Deadline ends on a day that is not a business day, such Extended Deadline will be automatically extended to the next succeeding business day. The following is a tabulation of the voting results:

Ordinary Shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,269,930	224,799	–	–

Proposal 2 - Trust Amendment Proposal

The Shareholders approved the proposal to amend the Company’s Trust Agreement with Continental (the “Trust Amendment Proposal”), pursuant to which the Company’s Trust Agreement with Continental was amended to conform the procedures in the Trust Agreement by which the Company may extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination to the procedures in the Charter Amendment approved in the Extension Amendment Proposal The following is a tabulation of the voting results:

Ordinary Shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,269,930	224,799	–	–

Proposal 3 – Adjournment Proposal

The third proposal to adjourn the Shareholder Meeting (the “Adjournment Proposal”), was not presented at the Shareholders Meeting since the Extension Amendment Proposal and the Trust Amendment Proposal received sufficient favorable votes to be adopted.

Item 7.01. Regulation FD Disclosure.

On February 1, 2024, the Company issued a press release regarding the matters discussed in Items 5.07 and 8.01, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Redemption of Public Shares

In connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the Shareholders Meeting, holders of 5,806,608 of the Company’s Public Shares exercised their right to redeem those shares for cash at an approximate price of $10.80 per share, for an aggregate of approximately $62.7 million. Following the payment of the redemptions, the Trust Account will have a balance of approximately $5.5 million.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
2.1	Third Amendment to Business Combination Agreement, dated as of February 5, 2024, by and among Kernel Group Holdings, Inc., AIRO Group, Inc., Kernel Merger Sub, Inc., AIRO Merger Sub, Inc., VKSS Capital, LLC, Seller Representative, and AIRO Group Holdings, Inc.
3.1	Amendment to the Amended and Restated Articles of Association of the Company dated February 1, 2024.
10.1	Amendment No. 3 to Investment Management Trust Agreement dated February 1, 2024 by and between the Company and Continental Stock Transfer and Trust Company.
99.1	Press Release, dated February 6, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERNEL GROUP HOLDINGS, INC.

Date: February 6, 2024	By:	/s/ Suren Ajjarapu
Suren Ajjarapu
Chief Executive Officer